UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2005.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

            On July 26, 2005, the Company issued 20,000 units (each a “Unit”) to one individual due to the closing of the Company’s private placement at $0.50 per Unit for total proceeds of $10,000.  Each Unit consists of one share of common stock, one share purchase warrant to purchase one additional share of common stock of the Company at a price of $1.00 per share until July 31, 2005 (which has been extended to October 31, 2005 with a slight price increase each month) and one piggyback warrant to purchase an additional one share of common stock of the Company at a price of $2.00 per share until January 9, 2006, only if the holder thereof first exercises the share purchase warrants.  The Company believes that such issuance is exempt from registration as the securities were issued to a person in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

            On July 27, 2005, the Company issued 620,000 shares (each a “Share”) to five individuals/entities in connection with the exercise of warrants at a price of $1.00 per Share for total proceeds of $620,000.  In addition, each warrant holder received a piggyback warrant for the same amount of warrants that each individual/entity exercised.

            On August 12, 2005, the Company issued 133,000 shares (each a “Share”) to three individuals/entities in connection with the exercise of warrants at a price of $1.00 per Share for total proceeds of $133,000.  In addition, each warrant holder received a piggyback warrant in the same amount of warrants that each individual/entity exercised.

            On August 18, 2005, the Company issued 30,000 Units (each a “Unit”) to one individual/entity due to the partial closing of the Company’s private placement at $1.00 per Unit for total proceeds of $30,000.  Each Unit consists of one share of common stock of the Company and one-half of one share purchase warrant, with each whole warrants allowing the holder thereof to purchase one additional share of common stock of the Company at a price of $2.00 per share for a period of two years from the date of issuance of the warrants.  The Company believes that such issuance is exempt from registration under Regulation D and Section 4(2) under the Securities Act of 1933, as amended.

            On August 18, 2005, the Company issued 726,800 Units (each a “Unit”) to twenty-six individuals/entities due to the closing of the Company’s private placement at $0.50 per Unit for total proceeds of $363,400.  Each Unit consists of one share of common stock of the Company, one share purchase warrant to purchase one additional share of common stock of the Company at a price of $1.00 per share until July 31, 2005 (which has been extended to October 31, 2005 with a slight price increase each month), and one piggyback warrant to purchase one additional share of common stock of the Company at $2.00 per share until January 9, 2006, only if the holder thereof first exercises the share purchase warrants.  The Company believes that such issuance is exempt from registration as the securities were issued to a person in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

            On August 26, 2005, the Company issued 285,714 shares (each a “Share”) to one entity in accordance with the terms of the Co-operative Joint Venture Contract between the Company and Geology Brigade 209 of the Nuclear Industry of Yunnan
Province, China for the

establishment of Long Teng Mining Ltd., dated July 6, 2004.  The Company believes that such issuance is exempt from registration as the securities were issued to an entity in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States.

            The funds received from the investors mentioned above have been and will be used for property exploration expenses, salaries, consultant fees, consultant expenses, general and administrative expenses, working capital and property acquisition payments.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 29, 2005

                                                                        MAGNUS INTERNATIONAL RESOURCES INC.

                                                                        By:       /s/ Graham Taylor
                                                                        Name:  Graham Taylor
                                                                        Title:     President and Director